UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2005 (August 25, 2005)

United Refining Company

(Exact name of registrant as specified in its charter)

Pennsylvania	333-35083	25-1411751
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Bradley Street Warren, Pennsylvania	16365
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (814) 726-4674

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 25, 2005, United Refining Company (the “Company”) issued a press release announcing the extension, in its sole discretion, of its offer to exchange up to $25 million in aggregate principal amount of its 10 1/2% Senior Notes due 2012, which have been registered under the Securities Act of 1933, as amended, for its outstanding unregistered 10 1/2% Senior Notes due 2012. A copy of the press release is attached hereto as Exhibit 99.1

The exchange offer, which had been set to expire at 5:00 p.m., New York City time, on August 25, 2005, will now expire at 5:00 p.m., New York City time, on September 2, 2005.

Item 9.01. Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

99.1	Press Release of the Company, dated August 25, 2005, with respect to the extension of the exchange offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 25, 2005	UNITED REFINING COMPANY

	By:	/s/ James E. Murphy
	Name:	James E. Murphy
	Title:	Vice President and Chief Financial Officer